  EXHIBIT 23.1

CONSENT OF INDEPDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-262103) and the Registration Statement on Form S-1 (No. 333-261400) of Iconic Brands, Inc. of our report dated April 13, 2021, relating to the consolidated financial statements of Iconic Brands, Inc., appearing in the Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Qi CPA LLC
Qi CPA LLC
Valley Stream, New York
June 15, 2022